Exhibit 99.2

Independence Realty Trust Provides Business Update

Scheduled to Host Investor Meetings at BMO’s 2020 Real Assets Conference on September 2nd and 3rd

PHILADELPHIA – (BUSINESS WIRE) – September 1, 2020 — Independence Realty Trust, Inc. (NYSE: IRT) (“IRT”) today released a business update on its portfolio operations and financial flexibility.

“We are pleased to report that our portfolio continues to demonstrate resilient fundamentals throughout the summer,” said Scott Schaeffer, Chairman and CEO of IRT. “As of August 30th, third quarter-to-date  average same store occupancy was 94.0% and we collected 97.8% of July and August rent billings, both ahead of levels delivered in the second quarter. These figures reflect IRT’s commitment to provide our residents with high quality homes, while attracting new residents to our communities. We continue to leverage our leasing and marketing initiatives, including the usage of virtual tours, which has translated into a 38% conversion rate to signed applications so far in the third quarter, representing a year-over-year increase of 400 basis points. Looking ahead, IRT will continue to focus on driving leasing traffic and occupancy to support the overall health of the portfolio while maintaining our strong liquidity position.”

The company has posted its September Investor Presentation on its website at www.irtliving.com in the Investor Relations section under Presentations.

IRT to Participate in BMO’s 2020 Real Assets Conference

Scott Schaeffer, IRT’s Chairman and CEO, and Jim Sebra, IRT’s CFO are scheduled to host meetings with investors at BMO’s 2020 Real Assets Conference on September 2nd and 3rd.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets;

changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the expected amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc.

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

212-704-8112

IRT@edelman.com